                             SHAREHOLDERS' AGREEMENT

This AGREEMENT is made on              1998 (the Effective Date) between:

1. DYERSBURG CORPORATION, a company organized and existing under the laws of the State of Tennessee with its registered office at 1315 Phillips Street, Dyersburg, Tennessee, 38025-0767 United States of
         America (the FOREIGN SHAREHOLDER).

2. PT TEXMACO JAYA, a limited liability company established and existing under the laws of the Republic of Indonesia, with its principal office at JI. H.R. Rasuna Kav. X-6 No. 8 Jakarta, Indonesia (the INDONESIAN SHAREHOLDER).

RECITALS

A. The Foreign Shareholder is a leader in the field of the manufacture of circular knit fabrics.

B. The Indonesian Shareholder has contacts in the Indonesian industrial and financial sectors.

C. The Foreign Shareholder and the Indonesian Shareholder wish to jointly establish an Indonesian limited liability PMA joint venture company to operate in the field of fabric manufacturing in the Territory.

D. The Foreign Shareholder and the Indonesian Shareholder wish to enter into this Agreement to regulate their rights and obligations in relation to the establishment of, and thereafter as shareholders in, the Company.

IT IS AGREED as follows





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                                       2


1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINED TERMS

In this Agreement (including the Recitals and Schedules), the following definitions shall apply unless the context requires otherwise.

AFFILIATE means, in relation to a Party which is a company, that Party and any company which is for the time being a holding company or a Subsidiary of a holding company of such shareholder, where a company is a SUBSIDIARY of another company (its HOLDING COMPANY), if that other company:

(a)      holds a majority of the voting rights in it; or

(b) is a member of it and has the right to appoint or remove a majority of its board of directors; or

(c) is a member of it and controls alone or pursuant to an agreement with other shareholders or members, a majority of the voting rights in it,

or if it is a Subsidiary of a company which is itself a Subsidiary of that other company.

Affiliate shall include, but is not limited to, Mr Sinivasan or any entity he controls directly or indirectly.

ARBITRATION NOTICE is defined in Clause 29.1.

ARTICLES OF ASSOCIATION means the articles of association of the Company containing terms agreed by the Parties which are consistent with the terms of this Agreement.

BKPM means the Badan Koordinasi Penanaman Modal (Capital Investment Coordinating Board) of the Territory.

BOARD OF COMMISSIONERS means the Board of Commissioners (Dewan Komisaris) of the Company.

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                                       3


BOARD OF DIRECTORS means the Board of Directors (Direksi) of the Company.

BUSINESS means the business of the Company as defined in Clause 4.

COMMENCEMENT DATE means the date which is the later to occur of (i) the date on which the Company has its first sale of more than 10,000 meters of fabric and
(ii) June 1, 1998.

COMPANY is defined in Clause 2.1.

DEFAULT is defined in Clause 8.1.

DEFAULTING PARTY is defined in Clause 20.5.

EXCLUDED TERRITORY means North and Central America and the Caribbean Basin.

EXPERT is defined in Clause 20.6(b).

INFORMATION is defined in Clause 19.1.

INNOCENT PARTY is defined in Clause 20.5.

LICENSE AGREEMENT means the License Agreement dated the date hereof between the Parties.

PARTIES and a PARTY means the Foreign Shareholder and the Indonesian Shareholder or any one of them.

PMA means penanaman modal asing or foreign capital investment in accordance with Law Number 1 of 1967 of the Territory (as amended).

SHAREHOLDER means any individual, company or organization registered from time to time as a shareholder of the Company.

TERMINATION NOTICE is defined in Clause 20.5.


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                                       4



TERRITORY means the Republic of Indonesia.

1.2      INTERPRETATION

In interpreting this Agreement, headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise.

(a)      The singular includes the plural and conversely.

(b)      A gender includes all genders.

(c) Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d) A reference to a person includes a company, an unincorporated body or other legal entity and conversely.

(e) A reference to a Clause, Recital or Schedule is to a clause of or recital or schedule to this Agreement.

(f) A reference to any Party or party to any other agreement or document includes that Party's or the relevant party's successors and permitted assigns (if any).

(g) A reference to any agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Agreement or that other agreement or document.

(h) A reference to any law, enactment, regulation, decree or directive or to any provision of any law, regulation, enactment, decree or directive includes any modification or re-enactment of it, any legislative or statutory provision substituted for it, and all regulations and statutory instruments issued under it.

(i) A reference to DOLLARS or $ is to the lawful currency of the United States of America.

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                                       5


(j) A reference to RUPIAH or RP. is to the lawful currency of the Territory.

(k) Each Schedule, and each certificate and document delivered under this Agreement forms part of this Agreement.

2.       FORMATION OF THE COMPANY

2.1      PARTIES TO OBTAIN ALL NECESSARY APPROVALS

The Parties shall proceed with the establishment of a limited liability company with PMA joint venture status (the COMPANY).

The Indonesian Shareholder shall have primary responsibility for obtaining all approvals and permits necessary for the establishment and commencement of operations of the Company as, and with the full privileges of, a limited liability company with PMA joint venture status under the Foreign Investment Law of 1967 (as amended) of the Territory and its implementing regulations and policies. The Parties shall cooperate in furnishing all information needed for obtaining such approvals.

2.2      ESTABLISHMENT OF THE COMPANY

Upon receipt of the Notification of Presidential Approval (Surat Pemberitahuan Persetujuan Presiden or SPPP) issued by BKPM for the establishment of the Company with the privileges granted under the Law Number 1 of 1967 (as amended) upon terms acceptable to the Parties, a Deed of Establishment (Akta Pendirian) incorporating the Articles of Association shall be executed by the Parties before a notary in Jakarta and shall be immediately submitted to the Minister of Justice of the Republic of Indonesia for approval.

The Parties agree that notwithstanding that the approval of the Minister of Justice has not yet been obtained for the establishment of the Company, the Parties will at all times conduct themselves in accordance with the terms of this Agreement.


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                                       6



2.3      CONDITIONS PRECEDENT

The obligations of the Parties under this Agreement shall be subject to prior satisfaction of the following conditions precedent:

(a) each Party obtaining all necessary approvals, licences and permits required to be obtained from relevant government authorities under applicable laws, regulations and policies in the Territory or the jurisdiction of incorporation of that Party for the entry into and performance of this Agreement by that Party; and

(b) each Party obtaining all approvals as may be required under its Articles of Association or other constituent documents for the entry into and performance of this Agreement by that Party.

3.       NAME OF THE COMPANY

The name of the Company shall be "PT DYERSBURG TEXMACO FLEECE" (or, if that name is not acceptable to the Minister of Justice, such similar name as is agreed by the Parties and acceptable to the Minister of Justice).

If at any time in the future the Foreign Shareholder or any Affiliate of the Foreign Shareholder (or a combination of these) ceases to be the registered owner of at least 40% (forty percent) of the issued shares in the capital of the Company, then prior to or promptly following that situation arising, upon the written request of the Foreign Shareholder, each other Party shall do all things necessary to procure that the name of the Company shall be changed to delete the word, or any part, "Dyersburg" from the name of the Company.

4.       BUSINESS OF THE COMPANY

The Company may engage in the following business activities and other actions anywhere in the World, excluding the Excluded Territory (unless the Foreign Shareholder gives its prior written consent) (collectively, the Business):

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                                       7


(a) to engage in the manufacture and refining of circular knit fabric and fabric related products and the sale of such fabric and fabric related products to wholesale and industrial users and as allowed by law; and

(b) to perform all lawful actions and do all other things necessary to achieve or otherwise related to or connected with the purposes mentioned in paragraph (a) above and to establish or join in the establishment of or participate in other companies or other institutions either by way of joint enterprise or joint venture, subject always to the prevailing laws and regulations having the force of law in the Territory, subject always to the obtaining and holding of all licences, permits, approvals (if any) and the making of such filings and reports (if any) as may be required from time to time to conduct such activities and actions.

5.       RELATIONSHIP OF THE PARTIES

The Articles of Association shall, to the extent permitted under applicable laws and regulations, at all times give effect to the terms of this Agreement.

By signing this Agreement (or any document by which another person or entity is later admitted as a Party), each Party irrevocably agrees that if there is any conflict or inconsistency between the provisions of this Agreement and the Articles of Association then:

(a) as between the Parties, the provisions of this Agreement shall prevail; and

(b) the Parties shall forthwith use their best endeavors to procure an amendment to the Articles of Association so as to remove such conflict or inconsistency.

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                                       8


6.       TOTAL INTENDED INVESTMENT AND CAPITAL

6.1      INITIAL TOTAL INTENDED INVESTMENT

The initial total intended investment in the Company (comprising the proposed equity and debt capital of the Company) shall be $40,000,000 (forty million United States Dollars).

6.2      AUTHORIZED CAPITAL

The initial authorized share capital of the Company shall be the Rupiah equivalent of $30,000,000 (30 million United States Dollars), calculated on the basis of the Dollar to Rupiah exchange rate set out in the Notification of Presidential Approval referred to in Clause 2.2.

6.3      INITIAL CAPITAL

The initial issued share capital of the Company shall be the Rupiah equivalent of $16,000,000 (sixteen million United States Dollars) which shares shall be subscribed for and fully paid up by the Parties in the following proportions:

(a)        Foreign Shareholder:          49% (forty nine percent) of the issued
                                         capital; and

(b)        Indonesian Shareholder:       51% (fifty one percent) of the issued
                                         capital.

The initial share capital will be paid in accordance with Clause 6.4.

6.4      EQUITY CONTRIBUTIONS

The Parties agree and acknowledge that their equity contributions shall be made as follows:

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                                       9


INDONESIAN SHAREHOLDER:

AMOUNT                      TIME                        DETAILS OF PAYMENT
US$8,160,000                Effective Date              Cash or by suitable assets
                                                        for the Company, the form
                                                        and valuation of such assets
                                                        to be mutually agreed to by
                                                        the Parties.

US$4,000,000                Effective Date              The Indonesian Shareholder
                                                        or one of its Affiliates
                                                        will on the Effective Date
                                                        contribute US$4,000,000 in
                                                        cash and contemporaneously
                                                        will assign to the Foreign
                                                        Shareholder the share
                                                        capital received in exchange
                                                        therefor in consideration of
                                                        the license of certain know-
                                                        how pursuant to the License
                                                        Agreement.

FOREIGN SHAREHOLDER:

AMOUNT                      TIME                        DETAILS OF PAYMENT

US$4,000,000                Effective Date              The Foreign Shareholder will
                                                        on the Effective Date license
                                                        to the Indonesian
                                                        Shareholder, or one of its
                                                        Affiliates, certain know-how
                                                        pursuant to the License
                                                        Agreement.  The Indonesian
                                                        Shareholder, or such
                                                        Affiliate, will transfer its
                                                        share capital of the Company
                                                        to the extent of $4,000,000
                                                        to the Foreign Shareholder in
                                                        consideration of such
                                                        license.


US$3,840,000                                            Dyersburg Corporation
                                                        common stock valued per
                                                        share at the greater of
                                                        (i) US$10.75 or (ii) the
                                                        average closing price
                                                        for the ten trading days
                                                        ending five trading days
                                                        prior to Dyersburg
                                                        Corporation's annual
                                                        meeting of shareholders
                                                        next following the
                                                        Effective Date.

The Parties agree and acknowledge that any issuance of Dyersburg Corporation common stock may be subject to the prior approval of the shareholders of Dyersburg Corporation at the annual meeting of shareholders next following the Effective Date. The Parties agree that if such approval is required and is not obtained at such meeting, the Foreign Shareholder shall promptly make the relevant equity contribution by way of cash. The obligation of the Foreign Shareholder to make such equity contribution is subject to the fulfillment by the Indonesian Shareholder of its obligations in Clause 6.9(a) hereof.

6.5      FURTHER SHARE ISSUES TO BE PROPORTIONAL

The Parties agree that in the case of any further issue of shares by the Company, each Shareholder shall be given the opportunity first to purchase a number of the shares to be issued pro-rata in proportion to the number of shares of which it is the registered owner on the date of issue of the new shares, subject to obtaining all necessary approvals (if any) of the appropriate government authorities.

Subject to the provisions of this Clause 6, each Party shall fully subscribe for and accept all duly authorized issuances of capital by the Company and shall comply with all calls or requests for funds against subscribed capital which are made from time to time by the Board of Directors. Funds shall be provided in cash payments by each Party in proportion to its percentage ownership of shares in the Company when and as requested by the Board of Directors.

6.6 CONSEQUENCES OF FAILURE TO SUBSCRIBE FOR FULL PROPORTIONATE SHARE OR PAY THE FULL SUBSCRIPTION PRICE

(a) If any Party at any time has failed to subscribe within a period of 30 (thirty) days after the relevant subscription is required to be made or elects not to subscribe for its full proportionate entitlement of shares in the Company then being offered (the NON-SUBSCRIBING PARTY), then the other Party (provided that such other Party has subscribed for its proportionate share of the total number of shares then being offered by the Company) (the SUBSCRIBING PARTY) shall have the right, but not the obligation, to subscribe for the shares in the Company originally offered to the Non-Subscribing Party, thereby increasing its percentage interest in the Company and the Non-Subscribing Party shall have no further rights in respect of those shares.

         If there shall be more than two Parties to this Agreement at the time a Party becomes a Non-Subscribing Party, then each Subscribing Party shall have the right to subscribe for the shares in the Company originally offered to the Non-Subscribing Party pro-rata in proportion to the number of shares in the Company which it owns bears to the total number of shares owned by all Subscribing Parties, unless otherwise agreed by and among the Subscribing Parties. If any Subscribing Party fails to purchase its full proportionate share of the Non-Subscribing Party's shares, then the remaining Subscribing

         Party or Subscribing Parties shall have the right, but not the obligation, to purchase such shares with the amount to be purchased by each being determined as provided above as between themselves.

(b) If any Party at any time fails to pay the full subscription price for shares subscribed for by that Party when such payment is due, as determined by the Board of Directors (the NON-PAYING PARTY), such failure shall constitute a breach of the subscription agreement between the Non-Paying Party and the Company and shall also constitute a breach of this Agreement and if such breach is not cured within 30 (thirty) days by payment to the Company of the full amount then in arrears, plus interest at the rate of 20% per annum on the amount in arrears from the date such payment was due to the date payment is made, then on the thirty-first day or within 14 (fourteen days) thereafter the other Party (provided that such other Party has paid the full subscription price for shares subscribed for by such party) (the PAYING PARTY) shall have the right, but not the obligation, to subscribe for and purchase the shares previously subscribed for by the Non-Paying Party for the price at which the Non-Paying Party had subscribed for those Shares. If the Non-Paying Party had made a partial payment of the subscription price for the relevant shares prior to such breach, then within 30 (thirty) days after receiving payment of the full subscription price from the Paying Party, the Company shall refund to the Non-Paying Party the amount previously paid by that Non-Paying Party on such shares minus interest at the rate of 20% per annum on the amount in arrears from the date such payment was due from the Non-Paying Party to the date payment is received from the Paying Party.

         If there shall be more than two Parties to this Agreement at the time a Party becomes a Non-Paying Party, then each Paying Party shall have the right to subscribe for and purchase the shares in the Company which were originally subscribed for by the Non-Paying Party as the Paying Parties shall agree between or among themselves or failing such agreement between the Paying Parties, each Paying Party shall have the right to subscribe for and purchase a proportion (such proportion for each Paying Party to be equal to the proportion which the number of shares in the Company which it owns bears to the total number of shares owned by all Paying Parties) of the shares in the Company which were originally subscribed for by the Non-Paying Party, and if any Paying Party fails to purchase its full proportionate share of such shares, then the remaining Paying Party or Paying Parties shall have the right, but not the obligation, to purchase such shares with the amount to be purchased by each being determined as provided above as between themselves.

6.7      POWER OF ATTORNEY

For the purpose of Clauses 6.5 and 6.6, each Non-Subscribing Party and NonPaying Party shall be deemed to have granted power of attorney to the President Director of the Company, to act for and on behalf of that Non-Subscribing and Non-Paying Party, as the case may be, (i) to do all things necessary including to sign and execute all documents required for performing the matters referred to in Clause 6.5 and Clause 6.6, as the case may be, and (ii) to designate a person to represent the Non-Subscribing Party and the Non-Paying Party at any General Meeting of Shareholders which is necessary achieving for such purposes
(iii) to sign any application or notification to be submitted to BKPM in order to obtain BKPM approval (if required) or otherwise for or in respect of performing the matters referred to in Clause 6.5 and Clause 6.6, as the case may be.

The powers of attorney referred to in the preceding paragraph form an integral and inseparable part of this Agreement and shall be irrevocable. Accordingly, the Parties waive Articles 1813, 1814 and 1816 of the Indonesian Civil Code in respect of those powers of Attorney.

6.8      INCREASE IN AUTHORIZED CAPITAL

The authorized share capital of the Company may be increased when and as authorized by a General Meeting of Shareholders, subject to obtaining any necessary Indonesian Government authorizations.

6.9      FURTHER FINANCING OF THE COMPANY

The Parties agree that, subject to the provisions of this Clause 6:

(a) The Indonesian Shareholder shall, or shall cause an Affiliate to, provide sufficient financing to the Company to enable it to commence operations and fund its working capital needs following commencement of operations. The Company and the Indonesian Shareholder, or such Affiliate, shall enter into financing agreements on the Effective Date to evidence such indebtedness in form and substance agreeable to the Shareholders and approved by the Board of Directors. It is anticipated that amounts borrowed from the Indonesian Shareholder will bear interest at 11.0% per annum for periods from May 1997 through August 1997, 12.5% per annum for periods from September 1997 through October 1997, 14.0% per annum for periods from November 1997 through February 1998 and following that time will bear interest at the lower of 17.0% per annum or the Indonesian Shareholders' cost of capital until the Company is able to obtain financing from a third party on terms acceptable to the Shareholders.

(b) So far as possible the Company shall satisfy all further financing requirements by way of borrowings upon reasonable arms'-length commercial terms on its own account from third party banks and other financial institutions.

(c) The Company shall obtain such further financing without any requirement for guarantees or similar support from the Foreign Shareholder; provided, the Foreign Shareholder agrees to extend its reasonable assistance to the Company and the Indonesian Shareholder in their attempts to obtain financing for the Company's working capital needs from financial institutions known to the Foreign Shareholder.

(d) If shareholder guarantees or similar support are or is required in respect of any financing by the Company and agreed to by each Shareholder, each Party shall provide or procure to be provided such guarantee or support, upon such reasonable arms'-length commercial terms as may be required by the relevant bank or financial institution providing the financing, on a several (not joint or joint and several) basis pro rata in proportion to the level of the Party's shareholding in the Company at that time and each Party undertakes to indemnify in full each other Party so as to ensure that each Party shall be liable only in proportion to the level of its shareholding in the Company at that time.

7.       TRANSFER OF SHARES

7.1      COMPLIANCE WITH THE ARTICLES OF ASSOCIATION

Any sale, transfer, pledge, or any other manner of transfer or encumbrance (including agreeing, whether conditionally or otherwise, to do any of the foregoing) of part or all of any Party's shares in the Company shall be subject to the procedures and requirements set out in the Articles of Association and this Agreement.

7.2      TRANSFER TO AFFILIATE

Any Party (the TRANSFERRING AFFILIATE) may transfer part or all of its shares in the Company to any of its Affiliates or other related parties (a GROUP TRANSFEREE), without being required to follow the procedure set out in Clause 7.3, subject to and in accordance with the terms of this Clause 7.2.

The Transferring Affiliate hereby unconditionally and irrevocably guarantees to each other Party in relation to any Group Transferee the due and punctual performance by that Group Transferee of its obligations under this Agreement and undertakes with each other Party as a continuing obligation that if for any reason the Group Transferee does not perform any of its obligations the Transferring Affiliate will, as primary obligor and not merely as guarantor, perform such obligations on the Group Transferee's behalf and will indemnify and keep indemnified the Other Party against all losses, damages, liabilities, costs and expenses which each Other Party may sustain, incur or pay by reason of the failure of the Group Transferee so to perform. In this respect, the Transferring Affiliate waives Articles 1831, 1833, 1837, 1843, 1847, 1848 and 1849 of the Indonesian Civil Code.

7.3      VOLUNTARY TRANSFER TO NON-AFFILIATE

If any Party (the TRANSFEROR) intends at any time to sell , transfer, or otherwise dispose of, or an offer is made to acquire all or any part of its shares (the OFFERED SHARES) and, if applicable, the Transferor wishes to accept that offer other than in the case of a transfer to an Affiliate or other related party of the Transferor pursuant to Clause 7.2 or other than on terms agreed in writing by the Shareholders, it shall give irrevocable notice in writing of that intention or the offer (a TRANSFER NOTICE) to each other Party (the OTHER SHAREHOLDER(S)) offering to sell the Offered Shares to each Other Shareholder(s) (the OFFER) at the price set out in the Transfer Notice (the SALE PRICE). In the event that an offer has been made to the Transferor to acquire all or part of its shares, the price in the Transfer Notice shall be the same price as in the offer so received and the Transfer Notice shall include the identity of the person making the offer. The Offer must be accepted by the Other Shareholder(s) within the time period beginning at the date the notice is received and ending 45 (forty-five) days thereafter (the OFFER PERIOD). If there are more than one Other Shareholder, the number of Offered Shares offered to the Other Shareholders shall be made in proportion to the respective shareholding ratios of each Other Shareholder as of the date of the Transfer Notice.

Within 45 (forty-five) days after receipt of the Transfer Notice, each of the Other Shareholders may accept the Offer made to it in whole or in part by serving notice in writing to that effect (an ACCEPTANCE NOTICE) on the Transferor, but if it does not so accept the Offer within the Offer Period then the Offer shall lapse at the expiry of the Offer Period in respect of that Shareholder.

If no Other Shareholder accepts the Offer in accordance with the above requirements, then the Transferor shall be entitled to sell and transfer the Offered Shares within 90 days of the expiry of the Offer Period, subject to compliance with the requirements as set out in Clause 7.4, at a price not less than the Sale Price (and, in the event that an Offer has been made to the Transferor as stated above, the Offered Shares may only be sold and transferred to the person making the Offer as identified in the Transfer Notice).

Upon the receipt by the Transferor of the Acceptance Notice, the Transferor and each of the Other Shareholders which has given an Acceptance Notice shall be obliged to complete the sale and purchase of the Offered Shares to be acquired within 30 (thirty) days after the expiry of the Offer Period (exclusive of any period which falls between a day upon which notice of a General Meeting of Shareholders was given and the day upon which such meeting is held), at such reasonable time and place in Jakarta as shall be specified by written notice from the Other Shareholder to the Transferor received not less than 48 (forty-eight) hours before settlement of the Sale Price.

The transfer of shares shall be in a manner agreed in writing by the Shareholders and shall be in accordance with the provisions of the Article of Association.

7.4      COMPLETION OF VOLUNTARY TRANSFERS

For completion of the sale and transfer of the Offered Shares by the Transferor to the Other Shareholder in accordance with Clause 7.3:

(a) the Transferor and each of the Other Shareholders which has provided an Acceptance Notice (or any other purchaser of the Offered Shares in accordance with Clause 7.3) shall execute an instrument of sale and transfer in favor of each such Other Shareholders, or any Affiliate of the relevant Other Shareholder or other purchaser as stated above as nominated by written notice received by the Transferor not less than 5 days before completion and the Transferor shall deliver the relevant share certificates and, if requested by the relevant Other Shareholder, a power of attorney in a form and in favor of a person nominated by the Other Shareholder or other purchaser as stated above, so as to enable that Other Shareholder or other purchaser as stated above to exercise all rights to ownership in relation to the Offered Shares including, without limitation, the voting rights;

(b) upon the execution of the instrument of sale and transfer pursuant to Clause 7.4(a), the Other Shareholder or other purchaser as stated above shall pay the aggregate transfer price, being the Sale Price multiplied by the number of Offered Shares to be acquired, to the Transferor for value on the date of completion or in such other manner as may be agreed by the parties before completion;

(c) the Parties shall procure that the transfer of the Offered Shares is promptly registered in the Register of Shareholders of the Company in accordance with the provisions of the Articles of Association;

(d) the Transferor shall do all such acts and/or execute all such documents in a form satisfactory to the Other Shareholders or other purchaser as stated above as the Other Shareholders or other purchaser as stated above may require to give effect to the transfer of shares pursuant to this Clause 7.4; and

(e) if the Offered Shares constitute all of the shares in the Company held by the Transferor, the Transferor shall, as directed by the Other Shareholders and with effect from completion of the transfer, procure the resignation or removal of any members of the Board of

         Directors and the Members of the Board of Commissioners nominated by, or on behalf of, the Transferor.

7.5      FAILURE BY OTHER SHAREHOLDER TO PURCHASE OFFERED SHARES

Except as otherwise agreed in writing between the Parties, if there are more than one Other Shareholders and if any (but not all) of the Other Shareholders fails to exercise its right to purchase all or part of the Offered Shares allocated to it within the Offer Period, the Transferor shall notify every Other Shareholder who has exercised its right to purchase the Offered Shares, of such failure (FAILURE NOTICE).

Any Other Shareholder who is entitled to receive the Failure Notice shall have the further right, exercisable by written notice given to the Transferor within 30 (thirty) days after receipt of the Failure Notice, to also purchase the portion of the Offered Shares (TRANSFERRED SHARES) allocated to the Other Shareholder who has failed to exercise its right to purchase such shares, provided that the Transferor shall have the option not to sell unless all the Transferred Shares are purchased provided always that if more than one Shareholder is entitled and wishes to purchase the Offered Shares pursuant to the preceding sentence, the Offered Shares shall be allocated to them pro-rata in accordance with the number of shares of the Company owned by them at the date of the Failure Notice.

7.6      COMPLETION OF SALE OF TRANSFERRED SHARES

For completion of the sale of the Transferred Shares by the Transferor to the Other Shareholders in accordance with Clause 7.5:

(a) the Transferor and the Other Shareholders shall execute an instrument of sale and transfer in favor of the Other Shareholders, or any Affiliate or other related party of any Other Shareholder as the relevant Other Shareholder may nominate by written notice received by the Transferor not less than 5 days before completion in respect of the shares which are to be transferred to that Other Shareholder, together with the relevant share certificates and, if requested by the Other Shareholders, a power of attorney in a form and in favor of a person nominated by the Other Shareholders, so as to enable the Other Shareholders to exercise all rights to ownership in relation to the Offered Shares including, without limitation, the voting rights;

(b) upon the execution of the instrument of sale and transfer pursuant to Clause 7.6(a), the Other Shareholders shall pay the aggregate transfer price, being the Sale Price multiplied by the number of Offered shares to be acquired, to the Transferor for value on the date of completion or in such other manner as may be agreed by the parties before completion;

(c) the Parties shall procure that the transfer of shares is promptly registered in the Register of Shareholders of the Company in accordance with the provisions of the Articles of Association;

(d) the Transferor shall do all such acts and/or execute all such documents in a form satisfactory to the Other Shareholders as the Other Shareholders may require to give effect to the transfer of shares pursuant to this Clause 7.5; and

(e) if the Offered Shares constitute the Transferor's entire holding of shares in the Company, the Transferor shall, as directed by the Other Shareholders and with effect from completion of the transfer, procure the resignation or removal of any members of the Board of Directors and the Board of Commissioners nominated by, or on behalf of, the Transferor.

7.7      INTEREST ON UNPAID AMOUNTS

If any sum payable under Clause 7.4 or 7.5 is not paid (otherwise than as a result of default by the Transferor) the unpaid sum will bear interest calculated on a daily basis which may, without limiting the rights of the Transferor, be claimed as a debt or liquidated demand, for the period from and including the due date up to the date of actual payment (after as well as before judgment) at the rate of 20% per annum.

7.8      FAILURE TO TRANSFER SHARES

If the Transferor fails or refuses to transfer all or any part of the Offered Shares or the Transferred Shares to be acquired by the Other Shareholders or any other purchaser in accordance with or as required under this Clause 7:

(a) the Transferor shall be deemed to have irrevocably authorized and empowered, and hereby irrevocably authorizes and grants power of attorney to, each member of the Board of Directors to execute and deliver on the Transferor's behalf and in the Transferor's name the necessary instrument of transfer and to do any and all other acts and/or execute any other documents on the Transferor's behalf required in connection with the transfer of shares under this clause including, without limitation, revoking the existing share certificates in respect of all or part of the Offered shares and the Transferred Shares and issuing new certificates in respect of the same;

(b) the Company may receive the purchase money on behalf of, and for the benefit of, the Transferor and receipt by the Company of the purchase money shall be good discharge for the Other Shareholders or other purchaser in accordance with this Clause 7 who shall not be bound to see to the application of the purchase money;

(c) the Parties shall procure that the Company shall cause the Other Shareholders or other purchaser in accordance with this Clause 7 to be registered in the Register of Shareholders of the Company as the holder of the Offered Shares or the Transferred Shares which have been acquired; and

(d) once registration in the Register of Shareholders has taken place in purported exercise of the power contained in this Clause 7.8, the validity of the proceedings, including in relation to any prevailing Indonesian regulations having the force of law, shall not be questioned by any Party or other person in any respect whatsoever.

7.9      NEW SHAREHOLDER TO BECOME BOUND BY THIS AGREEMENT

Any person or entity becoming a new Shareholder shall (and the Parties shall ensure that), as a condition precedent to having shares registered in its name and that person or entity being entitled to exercise any rights with respect to such shares, first sign an agreement with each of the Parties at that time by which that person or entity agrees to perform and to be bound by all of the terms and conditions of this Agreement.

8.       PUT OPTION IN RESPECT OF FOREIGN SHAREHOLDERS' SHARES

8.1      GRANT OF PUT OPTION

In consideration of the Foreign Shareholder entering into this Agreement, the Indonesian Shareholder grants to the Foreign Shareholder a right to sell to the Indonesian Shareholder (the Put Option) any or all of the Foreign Shareholders' shares in the capital of the Company at any time following the expiration of 2
(two) years from the Commencement Date; provided, the Foreign Shareholder shall have the right to exercise the Put Option prior to such time upon the failure of the Indonesian Shareholder to fulfill in any material respect any of its covenants contained herein or in the License Agreement (a DEFAULT). The Put Option shall be exercisable at the fair value (the FAIR VALUE) of the relevant shares as at the date of serving the exercise notice under Clause 8.2; provided, that in the event the Foreign Shareholder shall exercise the Put Option following a Default, the Fair Value shall be deemed to be the greater of (i) the amount determined in accordance with Clause 8.2 and 8.3 herein and (ii) the equity contribution by the Foreign Shareholder pursuant to Clause 6.4.

8.2      EXERCISE OF PUT OPTION

The Foreign Shareholder may exercise the Put Option by serving upon the Indonesian Shareholder written notice of exercise. The notice must include details of the number of shares, the date of the proposed transfer and completion (which must be between 30 and 90 days thereafter) and the proposed Fair Value of the shares.

8.3      DISPUTE AS TO FAIR VALUE OF THE SHARES

If the Parties do not agree on the proposed Fair Value of the relevant shares, as set out in the Foreign Shareholders' exercise notice, the dispute shall be dealt with in accordance with Clause 20.6. (Reference to the terms Terminating Party, Defaulting Party and Termination Notice shall, for present purposes, be construed as Indonesian Shareholder, Foreign Shareholder and exercise notice respectively.)

8.4      COMPLETION OF SALE PURSUANT TO PUT OPTION

For completion of the sale of the relevant shares by the Foreign Shareholder to the Indonesian Shareholders in accordance with exercise of the Put Option under Clause 8.2:

(a) the Foreign Shareholder and the Indonesian Shareholder shall execute an instrument of sale and transfer in favor of the Indonesian Shareholder, or any Affiliate of the Indonesian Shareholder as it may nominate by written notice received by the Foreign Shareholder not less than 5 days before completion, in respect of the shares which are to be transferred to the Indonesian Shareholder, together with the relevant share certificates and, if requested by the Indonesian Shareholder, a power of attorney in a form and in favor of a person nominated by the Indonesian Shareholder, so as to enable the

         Indonesian Shareholder to exercise all rights to ownership in relation to the relevant shares including, without limitation, the voting rights;

(b) upon the execution of the instrument of sale and transfer pursuant to Clause 8.4(a), the Indonesian Shareholder shall pay the purchase price to the Foreign Shareholder for value on the date of completion or in such other manner as may be agreed by the Parties before completion;

(c) the Parties shall procure that the transfer of shares is promptly registered in the Register of Shareholders of the Company in accordance with the provisions of the Articles of Association;

(d) the Foreign Shareholder shall do all such acts and/or execute all such documents in a form satisfactory to the Indonesian Shareholder as the Indonesian Shareholder may require to give effect to the transfer of shares pursuant to this Clause 8.2; and

(e) if the relevant shares constitute the Foreign Shareholders' entire holding of shares in the Company, the Foreign Shareholder shall, as directed by the Indonesian Shareholder and with effect from completion of the transfer, procure the resignation or removal of any members of the Board of Directors and the Board of Commissioners nominated by, or on behalf of, the Foreign Shareholder.

9.       MANAGEMENT

9.1      COMPANY TO HAVE BOARD OF DIRECTORS AND BOARD OF COMMISSIONERS

The Company shall be managed by a Board of Directors (Direksi) under the supervision of a Board of Commissioners (Dewan Komisaris). Members of the Board of Directors and members of the Board of Commissioners shall be appointed by the General Meeting of Shareholders, subject to the provisions of this Agreement.

9.2      INITIAL COMPOSITION OF BOARD OF DIRECTORS

The Board of Directors shall be initially composed of 4 (four) directors (including a President Director), and:

(a) where the Indonesian Shareholder and the Foreign Shareholder each hold 40% or more of the issued share capital of the Company, 2 (two) of whom (including the President Director) shall be appointed upon the nomination of the Foreign Shareholder and 2 (two) of whom (excluding the President Director) shall be appointed upon the nomination of the Indonesian Shareholder; or

(b) where the Indonesian Shareholder and the Foreign Shareholder do not each hold 40% or more of the issued share capital of the Company, the nomination of appointments to the Board of Directors shall be based upon the proportion of issued share capital held by the Parties, and the President Director shall be appointed upon the nomination of the majority Shareholder.

Each Party shall vote its shares to give effect to the nominations of the members of the Board of Directors which have been made as stated above. Each Party shall be entitled at any time to remove and replace at any time any of its nominees on the Board of Directors and in such event each Party shall vote its shares so as to give effect to the appointment of the nominated replacement to the Board of Directors.

In the event of a vacancy on the Board of Directors caused by the death, retirement, resignation or removal of a director, the vacancy shall be filled by appointing another nominee of the Party whose nominee has died, retired, resigned or been removed.

9.3      POWERS OF PRESIDENT DIRECTOR

The President Director shall be entitled to represent the Board of Directors and therefore to act for and on behalf and in the name of and to bind the Company within and outside the Courts of law, subject to any limitations set out in the Articles of Association or by applicable mandatory laws and regulations.

9.4      BOARD OF COMMISSIONERS

The Board of Commissioners shall be composed of 4 (four) members (including a President Commissioner), at all times 2 (two) of whom shall be appointed upon the nomination of the Foreign Shareholder and 2 (two) of whom (including the President Commissioner) shall be appointed upon the nomination of the Indonesian Shareholder.

Each Party shall vote its shares to give effect to the binding nominations of the members of the Board of Commissioners which have been made as stated above. Each Party shall be entitled to remove and replace at any time any of its nominees on the Board of Commissioners and in such event each Party shall vote its shares so as to give effect to the appointment of the nominated replacement to the Board of Commissioners.

In the event of a vacancy on the Board of Commissioners caused by the death, retirement, resignation or removal of a member, the vacancy shall be filled by appointing another nominee of the Party whose nominee has died, retired, resigned or been removed.

9.5      CONFLICTS OF INTEREST

The Parties shall be responsible for ensuring that any members of the Board of Directors or Board of Commissioners appointed upon their nomination in accordance with this Clause 9 shall act in good faith in the best interests of the Company at all times.

Persons nominated for the position of member of the Board of Directors or member of the Board of Commissioners shall not be deemed disqualified to hold such office by reason of their being officers, directors, commissioners or shareholders of any other company incorporated within or outside the Territory. In addition, no member of the Board of Directors or member of the Board of Commissioners shall be deemed to have a conflict of interest in a matter and shall not be disqualified to vote and/or serve on the ground that such Director or Commissioner is appointed upon the nomination of a particular Shareholder and the matter under consideration involves commercial, financial or other relationship between the Company and that Shareholder or any Affiliate of that Shareholder provided that the relevant member of the Board of Directors or Board of Commissioners has disclosed to the Company the nature of any such relationship prior to consideration of that matter.

9.6      APPOINTMENT OF EXECUTIVES

The President Director or his nominee shall have the right from time to time to select for appointment and, as necessary from time to time, to require the dismissal and replacement of employees (including senior executive non-board level management personnel) of the Company.

10.      MEETINGS OF BOARD OF DIRECTORS AND BOARD OF COMMISSIONERS

10.1     BOARD OF DIRECTORS' MEETINGS

The Board of Directors shall meet at least quarterly and more frequently as required for the proper management of the Company.

The quorum for meetings of the Board of Directors shall be the attendance or representation at the meeting of a simple majority of the members of the Board of Directors. The level of affirmative vote required to pass a resolution at all meetings of the Board of Directors shall be a simple majority of the members of the Board of Directors present or represented at the meeting.

10.2     BOARD OF COMMISSIONERS' MEETINGS

The Board of Commissioners shall meet at least annually and more frequently as required for the Board of Commissioners to duly perform its functions.

The quorum for meetings of the Board of Commissioners shall be the attendance or representation at the meeting of a simple majority of the members of the Board of Commissioners. The level of affirmative vote required to pass a resolution at all meetings of the Board of Commissioners shall be a simple majority of the members of the Board of Commissioners present or represented at the meeting.

10.3     GENERAL SHAREHOLDERS' MATTERS

The following matters shall be within the exclusive jurisdiction of the General Meeting of Shareholders, subject to the requirements of applicable mandatory laws and regulations:

(a)      amendments to the Articles of Association;

(b) any increase or decrease in the authorized share capital of the Company or the issuance or sale of any bonds, notes, warrants, preference shares or other securities of any kind (other than the issuance of additional shares out of the authorized share capital of the Company);

(c) the distribution of profits, including the declaration and amount of dividends;

(d)      the appointment and/or dismissal of the Company's auditors;

(e) the merger or consolidation of the Company into or with another entity;

(f) the dissolution or liquidation of the Company and the appointment of a liquidator; and

(g)      any change in the principal business of the Company.

10.4 SPECIFIC MATTERS ON WHICH CONCURRENCE OF THE BOARD OF COMMISSIONERS IS REQUIRED

The following decisions and actions shall only be taken by the Company with the prior approval of the Board of Commissioners:

(a) the Company making any borrowing from or lending amounts to any Shareholder or third party in excess of an amount determined by the Board of Directors from time to time other than making any drawing under any credit facility which has previously been approved;

(b) the Company obtaining any financing requiring, or to be provided on the basis of, a Shareholder guarantee or similar support from any Shareholder(s);

(c) the Company giving any guarantee of or indemnity in respect of the obligations or liabilities of any other person or company where the aggregate value of such guarantee or indemnity is in excess of an amount determined by the Board of Directors from time to time;

(d) the Company creating any hypothec, pledge, fiduciary transfer of property for security purposes, assignment for security purposes (CESSIE), lien or other encumbrance or security interest in or over the Company or the whole or any of its assets or properties having a value in excess of an amount determined by the Board of Directors from time to time;

(e) any sale, lease, transfer or other disposition of the whole or any part of the undertaking, properties or assets of the Company having a value in excess of an amount determined by the Board of Directors from time to time;

(f)      the issuance of additional shares in the capital of the Company;

(g) the formation, acquisition or disposition of any subsidiary of the Company; and

(h) the entry into or material amendment of the terms of any transaction with any member of the Board of Directors or any member of the Board of Commissioners of the Company or with any person or company associated with such member or with any Shareholder or any Affiliate of any Shareholder.

11.      GENERAL MEETINGS OF SHAREHOLDERS

11.1     ANNUAL GENERAL MEETINGS

An Annual General Meeting of Shareholders shall be held once a year within 6
(six) months after the end of the preceding financial year of the Company.

11.2     EXTRAORDINARY GENERAL MEETINGS

An Extraordinary General Meeting of Shareholders shall be convened by the Board of Directors whenever it is deemed necessary by the Board of Directors or upon the written request of 1 (one) or more Shareholders holding or representing at least 10% (ten percent) of the aggregate number of the issued shares of the Company, stating in such request the matters to be dealt with.

11.3     CHAIRMAN OF GENERAL MEETING OF SHAREHOLDERS

Subject to the Articles of Association, the President Director shall act as the chairman of all general meetings of Shareholders.

11.4     EACH SHARE CARRIES ONE VOTE

At any general meeting of Shareholders a Shareholder shall have 1 (one) vote for each share of which it is the registered Shareholder and one additional vote for each other share which it represents at the meeting.

11.5     QUORUM AND VOTING AT GENERAL MEETINGS OF SHAREHOLDERS

Except as otherwise provided for in this Agreement or the Articles of
Association:

(a) the quorum for a general meeting of Shareholders shall be Shareholders representing 60% of the total issued shares the Company; and

(b) decisions at a general meeting of Shareholders shall be adopted if approved by Shareholders representing 60% of the total issued shares in the Company.

12.      PRINCIPLES OF OPERATION AND COOPERATION

The Parties acknowledge and agree to the following corporate and operating policies to be applied by and in respect of the Company:

(a) (VOTING BY PARTIES' BOARD NOMINEES) The Parties agree to vote their shares and to cause the members of the Board of Commissioners and members of the Board of Directors which are appointed upon their respective binding nominations as provided above to give effect to the terms of this Agreement (including the policies stated in this Clause) during the continuance of this Agreement.

(b) (INDEPENDENT STATUS OF THE COMPANY) The Company shall function as an independent business enterprise, maintaining an arms'-length relationship with the Shareholders and their Affiliates as normal business practice. Without limiting the generality of the previous sentence, the Parties agree that all transactions between the Company and any Shareholder or any Affiliate of any Shareholder shall be upon arms'-length commercial terms.

(c) (GENERAL OPERATING POLICY) The Company shall be managed and operated on a sound and efficient commercial basis and in accordance with the prevailing laws and regulations of the Republic of Indonesia.

(d) (SERVICES FROM FOREIGN SHAREHOLDER) The Foreign Shareholder (or an Affiliate of the Foreign Shareholder) shall provide technical, management and marketing services to the Company to assist with the conduct of the Business in accordance with and subject to the terms set out in the Technical Services Agreement. For the provision of such services, the Company shall pay to the Foreign Shareholder (or the relevant Affiliate of the Foreign Shareholder) a fee of $0.25 per meter of fabric manufactured by the Company, or any Affiliate of the Company, for a period of three years from the Commencement Date, and thereafter, a fee as may be agreed between the Parties and the Company. This fee will remain payable by the Company despite the earlier termination of this Agreement or the Technical Services Agreement or the exercise by the Foreign Shareholder of the Put Option.

(e) (DIVIDEND POLICY) The distribution of dividends by the Company in respect of any financial year shall be discussed and determined at the Annual General Meeting of Shareholders in respect of the relevant financial year based on the audited annual accounts of the Company provided that:

         (i) dividends may only be paid from profits of the Company in the relevant financial year or from retained earnings from previous financial years;

         (ii) the Company shall not borrow funds in order to pay any dividend; and

         (iii) the distribution of dividends by the Company shall be subject always to the requirements of financially prudent management of the Company.

         Subject to compliance with the provisos stated immediately above and the Articles of Association, the Board of Directors may resolve to pay one or more interim dividends in any financial year.

(f) (PARTIES TO ASSIST SUCCESS OF THE COMPANY) Each of the Parties undertakes that it shall cooperate with each other as expeditiously as possible to perform all those tasks reasonably necessary to make the operations of the Company successful in accordance with the terms of this Agreement.

(g) (PARTIES TO ACT IN GOOD FAITH) Each of the Parties undertakes to act in good faith and to cooperate with each other Party to amend this Agreement if required by the laws and regulations of the Republic of Indonesia and in accordance with the spirit of this Agreement.

(h) (NON-COMPETITION) The Parties will not participate, either directly or indirectly, in any facility, operation or entity producing circular knit fabrics, or otherwise acting in competition with the Company, anywhere in the Territory during the operation of this Agreement.

13.      SEVERABILITY

If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal, or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provision contained herein shall not in any way be affected or impaired; provided that in such case the Parties shall use their best efforts to achieve the purpose of the invalid provision by a new legally valid provision or provisions.

14.      FORCE MAJEURE

14.1     EFFECT OF FORCE MAJEURE EVENT

The failure or delay of either of the Parties hereto to perform any obligation under this Agreement (other than any obligation to make any payment of money) solely by reason of acts of God, acts of government (except as otherwise enumerated herein), riots, wars, strikes, lockouts, accidents in transportation or other causes beyond its control shall not be deemed to be a breach of this Agreement; provided that the Party so prevented from complying herewith shall not have procured such force majeure, shall have used reasonable diligence to avoid such force majeure or to ameliorate its effects, and shall continue to take all actions within its power to comply as fully as possible with the terms of the Agreement.

14.2     FORCE MAJEURE EVENT TO BE REMEDIED

Except where the nature of the event shall prevent it from doing so, the Party suffering such force majeure shall notify the other Party in writing within 14 (fourteen) days of the occurrence of such force majeure and shall in every instance, to the extent reasonable and lawful under the circumstances, use its best efforts to remove or remedy such cause as soon as possible.

15.      BOOKS, RECORDS AND REPORTS

15.1     COMPANY TO MAINTAIN RECORDS AND ACCOUNTS

The Company shall maintain, at its principal office:

(a) accurate and adequate accounting books and records maintained in Dollars and Rupiah in both English and Bahasa Indonesia in accordance with generally accepted Indonesian accounting principles and practices which shall accurately reflect the Company's financial position in accordance with established financial practices of recognized international accounting standards;

(b) such other accounting or other records as may be required by the laws of the Territory;

(c) all original agreements, records, and reports relating to its activities and operations.

All assets, liabilities and transactions of or involving the Company shall be recorded properly in its accounts and records and shall be fully disclosed to the auditors of the Company.

15.2     FOREIGN SHAREHOLDER REPORTING REQUIREMENTS

In addition to the records required to be maintained in accordance with Clause 15.1, the Company shall also provide to the Foreign Shareholder records and financial information in the form necessary to comply with the Foreign Shareholder's reporting requirements including financial information prepared on the basis of accrual accounting.

15.3     QUARTERLY DIRECTORS' REPORTS

The Board of Directors shall make quarterly reports to the Shareholders and as otherwise required by the laws of the Territory. Without limiting the information contained in the quarterly reports, the reports shall include financial information required by the Shareholders prepared on an accruals basis.

15.4     ANNUAL AUDIT OF THE COMPANY

Within 120 (one hundred and twenty) days after the end of each financial year, Deloitte Touche Tohmatsu or such other independent Indonesian public accounting firm affiliated with an international accounting firm as approved by the Parties, shall audit the books and records of the Company. The Board of Directors shall provide to the Shareholders at the Company's expense a report presented in accordance with generally accepted Indonesian accounting principles, subject at all times to the requirements of Indonesian law.

The auditors of each Party shall also have the right to review the books and accounts of the Company on an annual basis at the expense of the relevant Party.

The audited accounts and Board of Directors' report shall be submitted in both English and Bahasa Indonesia for approval at the Annual General Meeting of Shareholders in respect of the relevant financial year to be held in accordance with the Articles of Association and upon such approval being granted, the audited accounts and Board of Directors' report shall be final and binding upon the Parties as to the matters set out or reflected therein, in the absence of manifest error or fraud.

15.5     FINANCIAL YEAR OF THE COMPANY

The accounting year of the Company shall commence on the first day of January of each calendar year and end on the thirty-first day of December of the same calendar year, unless otherwise agreed at a General Meeting of Shareholders.

16.      REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to each other Party that:

(a) it has full power to enter into this Agreement and to perform its obligations hereunder according to the terms of this Agreement, and that it has taken all necessary corporate or other actions to authorize its entering into and performance of this Agreement;

(b) subject to Clause 2.3, it is duly authorized and licensed by all relevant governmental authorities to enter and to perform this Agreement and that it has made and will make all required reports and disclosures to any applicable government or agency thereof with respect to this Agreement or any activity undertaken in connection with this Agreement;

(c) the statements made by that Party relating to itself in this Agreement are true and that nothing further needs to be stated to prevent such statements from being incorrect or misleading; and

(d) it has no outstanding commitments or obligations, contractual or otherwise, which would in any way impede right and ability of that Party to enter into this Agreement and/or fulfil any and all of its obligations hereunder and that all necessary corporate approvals required in order to enter into this Agreement and carry out the transactions contemplated hereby have been obtained.

17.      INDEMNITIES

Each Party (in this Clause, the Warrantor) shall indemnify and hold each other Party harmless from, against and in respect of any and all liabilities, losses, costs, damages, commissions and expenses which the other Party may sustain or incur by reason of the Warrantor's breach of any representations and warranties made by the Warrantor under Clause 16 and/or the breach of any material obligation of the Warrantor under this Agreement.

18.      COVENANTS

18.1     PARTIES TO OBTAIN ALL APPROVALS

The Parties agree and covenant that during the term of this Agreement each Party shall use its best endeavors expeditiously to obtain and maintain all approvals, licenses and permits required under applicable laws, regulations and policies and its articles of association or other constituent documents for maintaining its shareholding in the Company and the continued existence and operations of the Company.

18.2     COMPANY TO MAINTAIN INSURANCE

The Parties agree to procure that the Company shall at all times obtain and maintain all proper and adequate insurance coverage customarily effected having regard to the nature of the Business.

18.3     PARTIES TO PROCURE BUSINESS ETHICALLY

The Parties shall use all reasonable endeavors to procure that the affairs of the Company and the Business from time to time shall be conducted in accordance with sound and good business practice and the highest ethical standards generally, as well as in accordance with all applicable regulatory requirements and best practices of the jurisdictions and markets in which the Business is to be conducted.

18.4.    TECHNICAL SERVICES AGREEMENT

The Company and the Foreign Shareholder shall enter into a technical services agreement in respect of technical services to be provided by the Foreign Shareholder to the Company.

19.      CONFIDENTIALITY

19.1     CONFIDENTIAL TREATMENT/PERMITTED DISCLOSURES

The Parties agree and undertake that during the term of this Agreement any and all other information received by any Party or the Company in connection with this Agreement which is derived from another Party or the Company (however acquired and in whatever form) (the Information) shall be treated by it and the Company as confidential and it shall not disclose all or any part of it to any third party (other than, in the case of the Parties, to the Company) or otherwise seek to exploit all or any part of it without the prior written consent of the Company and each other Party and shall procure that the Company shall not, provided that this clause shall not apply to Information which:

(a) at any time comes into the public domain through no fault of any Party or the Company; or

(b) is required to be furnished to any government or public authority pursuant to any law, rule, regulation or judicial order applicable to the Company or any Party or any Affiliate of a Party; or

(c) is required to be disclosed in compliance with the rules of a stock exchange on which the shares of a Party or an Affiliate of a Party is listed; or

(d) is disclosed to a Party's bankers, lawyers, accountants, tax advisors or other consultants who agree to maintain the secrecy of such Information.

19.2     IMPLEMENTATION

Each Party further agrees to make all reasonable efforts, and to take all reasonable precautions, to prevent any of its employees or personnel, or any other persons, from obtaining or making any unauthorized use of, or effecting any disclosure of the Information. 19.3 TREATMENT OF INFORMATION BY THE COMPANY

Each Party shall procure that the Company treats all Information as confidential and shall not disclose all or any part of it to any third party or otherwise seek to exploit all or any part of it without the prior written consent of the Party from which it was derived.

19.4     PARTIES RETAIN PROPERTY RIGHTS

It is understood by the Parties that Information shall remain the property of the Party from which it was obtained and upon termination or expiration of this Agreement for any reason whatsoever, the Company and the Party receiving Information shall cease to use the same and shall return the same to the Party from which it was obtained together with all related documents and copies.

19.5     OBLIGATIONS TO SURVIVE

Notwithstanding any other term of this Agreement, the obligations contained in this Clause 19 shall bind the Parties during the term of this Agreement and shall continue to bind the Parties after this Agreement is terminated (for whatever reason) or expires for a period of two years thereafter.

19.6     PUBLIC ANNOUNCEMENTS

Except as required by applicable law or the requirements of any regulatory body (including any relevant stock exchange), all press releases and other public announcements relating, directly or indirectly, to the Company must be in terms agreed by the Parties.

20.      TERM AND TERMINATION

20.1     TERM OF THIS AGREEMENT

This Agreement shall become effective on the date hereof and shall remain in full force and effect as long as the Company continues to exist, unless earlier terminated by agreement between the Parties or pursuant to any other provisions of this Agreement.

20.2     TERMINATION OF THIS AGREEMENT

If at any time any Party commits any of the following acts or any of the following events occurs in respect of a Party (the Party which commits such act or the Party in respect of which the event occurs being referred to as the First Party), any other Party (the Notifying Party) may terminate this Agreement by written notice to each other Party:

(a) if the First Party becomes insolvent or goes into liquidation (other than a voluntary liquidation for the purposes of merger or reorganization) or if a receiver or administrator is appointed in respect of one third or more of the First Party's assets;

(b) if the warranties or representations made by the First Party under or in connection with this Agreement are found to be materially false or misleading and are not remedied within 60 (sixty) days of receipt of notice from the Notifying Party to so remedy;

(c) if the First Party shall fail to perform or observe any material obligation under this Agreement and such failure shall continue for a period of 90 (ninety) days after written notice of such failure has been received by the First Party from the Notifying Party;

(d) if the First Party shall be or become incapable for a period of 180 days of performing any of its obligations under this Agreement because of any event covered by Clause 14.

Any Party may terminate this Agreement by written notice to each other Party if the approval of the President of the Republic of Indonesia for the establishment of the Company (as amended and modified from time to time), as notified by BKPM or any other necessary approvals, permits or licences of the competent Indonesian authorities for or in respect of the Business and/or for any and all other material actions to be taken by the Company or any Party hereunder, and for enjoyment of the benefits to be secured by each Party hereunder, cannot be obtained or is withdrawn, or if any subsequent enactment of law or regulation or any subsequent act of any governmental authority in Indonesia shall, in the reasonable opinion of the Party desiring to terminate this Agreement:

         (i)        make performance under this Agreement impossible; or

         (ii) materially alter the rights and obligations of and to the detriment of that from those agreed and contemplated by this Agreement; or

         (iii) materially interfere with benefits contemplated herein to be received by that Party.

20.3     VOLUNTARY TERMINATION

A Party may voluntarily terminate this Agreement by giving not less than 90 (ninety) days written notice of termination to the other Party, in which case the provisions of Clause 20.5 shall apply mutatis mutadis as if references to the "Innocent Party" in Clause 20.5 were references to the Party receiving the written voluntary termination notice and references to "Defaulting Party" were to the Party giving the voluntary notice of termination.

20.4     ACCRUED RIGHTS NOT AFFECTED

Termination of this Agreement shall be without prejudice to the accrued rights and liabilities of the Parties at the date of termination.

20.5     RIGHTS OF TERMINATING PARTY

Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated in accordance with the provisions of this Clause 20, the Party (the Innocent Party) which gives written notice of termination (Termination Notice) shall, at its option (but subject to the obtaining of necessary Authorizations, if any, of the competent Indonesian authorities), be entitled within 30 (thirty) days of the date of termination either:

(a) to require the other Party (THE DEFAULTING PARTY) to sell to the Innocent Party (or its designee) all of the Defaulting Party's shares in the Company for the Fair Value for the shares determined in accordance with Clause 20.6 less 20% of the Fair Value thereof; or

(b) to sell its shares in the Company to the Defaulting Party for the Fair Value determined in accordance with Clause 20.6 or, if the Defaulting Party does not acquire the shares within 14 days of the determination of the Fair Value thereof in accordance with Clause

         20.6, then to any third party chosen by the Innocent Party in its discretion without being subject to the sale and transfer requirements set out in this Agreement or the Articles of Association for the Fair Value for the shares determined as stated above.

20.6     FAIR VALUE

For the purposes of Clause 20.5 (and Clause 8), the Fair Value of the shares in the Company shall be:

(a) the price for the shares as shall be agreed in writing between the Terminating Party and the Defaulting Party; or

(b) in the absence of agreement within 21 (twenty-one) days after the service of a Termination Notice (pursuant to Clause 20.2) the Fair Value will be determined in accordance with the principles stated in the paragraph (c) below by an independent internationally respected accounting firm with an associated office in Indonesia (the EXPERT) nominated by agreement between the Terminating Party and the Defaulting Party or, failing agreement between them within 14 (fourteen) days after they commence to discuss the selection of that Expert, as nominated by the President or other head for the time being of the International Chamber of Commerce at the request of either the Terminating Party or the Defaulting Party.

         The Expert shall be requested to give due weight to any representations put forward by a Party within any time limit prescribed by the Expert. The Expert shall act as an expert and not as an arbitrator and his written determination shall in the absence of manifest error be final and binding on the members and not subject to review in any way. For the foregoing purposes, the Expert shall have access to all books of account and records and all vouchers, cheques, papers and documents which in any way relate to the business of the Company; or

(c) the Expert will certify the Fair Value of the relevant shares in the Company as at the date of the Termination Notice on the following assumptions and bases:

         (i) valuing the shares as on an arm's length sale between a willing, but not too anxious, vendor and a willing purchaser;

         (ii) if the Company is then carrying on business as a going concern, on the assumption that it will continue to do so;

         (iii) that the shares are capable of being transferred without restriction;

         (iv) taking into account the total of amounts which the Defaulting Party is obliged to provide or pay to the Company pursuant to the terms of this Agreement or otherwise but which remains outstanding and unpaid at the date of the Termination Notice; and

         (v) valuing the relevant shares as a rateable proportion of the total value of all the issued shares of the Company. For the avoidance of any doubt, any majority or minority position in respect of the relevant shareholding shall not be taken into account in valuing the relevant shares.

         If any difficulty shall arise in applying any of the foregoing assumptions or bases, then that difficulty shall be resolved by the Expert in any manner as it shall in its absolute discretion think fit.

The Company will use its best endeavors to procure that the Expert determines the Fair Value within 30 (thirty) days of being requested so to do.

20.7     LIABILITY FOR EXPERT'S FEES

The costs and expenses of the Expert in determining the Fair Value shall be borne equally by each of the Parties.

20.8     WAIVER OF CIVIL CODE PROVISIONS

The parties hereby waive the provisions of Article 1266 of the Indonesian Civil Code to the extent that they require a court order to terminate this Agreement.

21.      EXPATRIATE WORK PERMITS AND COSTS

21.1     OBTAINING EXPATRIATE WORK PERMITS AND VISAS

The Indonesian Shareholder shall assist the Company and the Foreign Shareholder to obtain all work permits and other visas as may be required from time to time to enable expatriate personnel seconded by the Foreign Shareholder to, or otherwise employed or engaged by, the Company to lawfully enter, reside and work in and depart from the Territory.

21.2     COMPANY TO PAY EXPATRIATE COSTS

The Company shall pay (or, as applicable, reimburse to) the Foreign Shareholder all salaries, accommodation costs and other benefits payable to or in respect of expatriate personnel seconded by the Foreign Shareholder to, or otherwise employed or engaged by, the Company.

22.      NOTICES

Any notice given under this Agreement:

(a) must be in writing addressed to the intended recipient at the address shown below or the address last notified by the intended recipient to the sender:

         INDONESIAN SHAREHOLDER:

                  PT TEXMACO JAYA

                  JT. H.R. Rasuna Kav. X-6 No. 8 Jakarta
                  Indonesia

                  Attention:        President Director
                  Fax:              62-21-5225738

         FOREIGN SHAREHOLDER:

                  DYERSBURG CORPORATION

                  15720 John J. Delaney Drive
                  Suite 445
                  Charlotte, NC  28277-2747
                  United States of America

                  Attention:        William S. Shropshire
                  Fax:              +1 704 341-4868

(b)      must be signed by a person duly authorized by the sender; and

(c)      will be taken to have been given or made:

         (i)      in the case of delivery in person, when delivered;

         (ii) in the case of delivery by post two business days after the date of posting (if posted to an address in the same country) or fourteen business days after the date of posting (if posted to an address in another country); and

         (iii) in the case of fax, on receipt by the sender of a transmission control report from the dispatching machine showing the relevant number of pages and the correct destination fax machine number and indicating that the transmission has been made without error, but if delivery or receipt occurs on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4 pm (local time) it will be taken to have been duly given or made at the commencement of business on the next day on which business is generally carried on in the place.

23.      ENTIRE AGREEMENT AND AMENDMENT

This Agreement may be amended only by another agreement in writing executed by all Parties who may be affected by the amendment.

This Agreement contains the entire agreement of the Parties with respect to its subject matter. It constitutes the only conduct relied on by the Parties (and supersedes all earlier agreements, understanding and other conduct by the Parties) with respect to its subject matter.

24.      ASSIGNMENT

Except as expressly stated herein, the rights and obligations of each Party are personal and cannot be assigned, charged or otherwise dealt with, and no Party shall attempt or purport to do so, without the prior written consent of each other Party.

25.      NO WAIVER

No failure to exercise and no delay in exercising any right, power or remedy under this Agreement will operate as a waiver. Nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

26.      COSTS

Each party shall bear its own costs arising out of the preparation of this Agreement.

27.      GOVERNING LANGUAGE

This Agreement has been negotiated and agreed in the English language which shall be the governing and determining language of and in respect of this Agreement for all purposes, notwithstanding that it is translated into any other language for any reason or purpose whatsoever.

28.      GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the Republic of Indonesia.

29.      RESOLUTION OF DISPUTES

29.1     DISPUTES TO BE RESOLVED THROUGH AMICABLE SETTLEMENT OR ARBITRATION

All disputes, controversies or differences which may arise between the Parties out of or in relation to or in connection with this Agreement, or relating to the construction, termination or breach hereof, shall be resolved amicably by consultation between a nominated managing director (or similar officer) of each Party with sufficient power and authority to represent and bind the relevant Party. If such dispute, controversy or difference cannot be resolved by such consultation within thirty (30) days after referring the matter to the respective managing directors, then the respective positions of each Party shall be forwarded to the chairman of each Party for discussion to attempt to resolve the relevant dispute controversy or difference amicably. If such dispute, controversy or difference still cannot be resolved amicably within thirty (30)) days after the matter has been referred to the respective chairmen, then any Party may by written notice to the other Party (the ARBITRATION NOTICE), refer the matter to settlement by arbitration conducted in accordance with the UNCITRAL Arbitration Rules as in force on the date hereof by one (1) independent arbitrator (if the Parties are able to agree upon the joint appointment of one arbitrator within thirty (30) days of service of the Arbitration Notice) or by a Board of Arbitration comprising three (3) independent arbitrators appointed in accordance with Clause 29.2 (if the parties are unable to agree upon the joint appointment of one arbitrator within thirty (30) days of service of the Arbitration Notice).

29.2     BOARD OF ARBITRATION

If the parties are unable to agree upon the joint appointment of one arbitrator within thirty (30) days of service of the Arbitration Notice, then the parties shall each appoint one (1) independent arbitrator within forty-five (45) days of service of the Arbitration Notice. The two arbitrators thus appointed shall appoint a third independent arbitrator within sixty (60) days of service of the Arbitration Notice. The third independent arbitrator thus appointed shall be a lawyer experienced in matters of international, financial and commercial matters. In the event that the two independent arbitrators shall fail to appoint a third independent arbitrator within sixty (60) days of service of the Arbitration Notice, the third arbitrator shall be appointed in accordance with the UNCITRAL Arbitration Rules as in force on the date hereof.

If any Party shall fail to appoint an arbitrator within the time stated, then any arbitrator appointed within such time period shall sit alone as a single arbitrator and shall expeditiously hear and decide the dispute.

29.3     LOCATION OF ARBITRATION

The arbitration shall be conducted in Singapore.

29.4     LANGUAGE OF ARBITRATION

All communications during the arbitration proceedings shall be in the English language.

29.5     ARBITRATION AWARD

The arbitrator or the Board of Arbitration shall render its award applying strict rules of law and principles consistent with the explicit terms of this Agreement and shall have the authority to include in such award a decision binding upon the Parties, enjoining them to take or refrain from taking specific action with respect to the matter in dispute or disagreement. The award of the arbitrator or the Board of Arbitration shall be final and binding on the Parties and the Parties hereby irrevocably exclude any right of application or appeal to any Court in any jurisdiction whatsoever in connection with any question arising in the course of any arbitration or in respect of any award made. For this purpose, the Parties expressly agree to waive the operation of Article 641 of Reglement of de Rechtsvordering (RV) and Articles 15 and 108 of Law No. 1 of 1950 (Supreme Court Rules). An order of judicial acceptance or an application for enforcement of the arbitration award may be sought in any Court of competent jurisdiction within or outside Indonesia. The costs of any arbitration shall be borne in accordance with the determination of the arbitrator or the Board of Arbitration.

The Parties hereby irrevocably agree to cause the Company to observe and give effect to the award of the arbitrator or the Board of Arbitration.

29.6     MANDATE OF ARBITRATOR NOT TO EXPIRE

The Parties hereby irrevocably waive Article 260 section 1 and Article 650 section 2 of RV so that the mandate of the arbitrator or Board of Arbitrators duly constituted in accordance with the terms of this Agreement shall remain in effect until a final arbitration award has been issued by the arbitrator or Board of Arbitration.

29.7     ELECTION OF DOMICILE FOR ENFORCEMENT OF AWARD

For the purposes of enforcing any arbitration award only, each of the Parties hereby irrevocably elects domicile at the Clerk's Office of the District Court of Central Jakarta (Kantor Panitera Pengadilan Negeri Jakarta Pusat), without prejudice to any Party's right to commence proceedings in respect of the enforcement of the arbitral award in any other Court whether within or outside the Territory having jurisdiction over any other Party or any of its assets.

EXECUTED on the date first stated above.

SIGNED for and on behalf of    )
DYERSBURG CORPORATION          )
In the presence of:            )

                                                         ----------------------
                                                         Signature

-------------------------                                ----------------------
Witness                                                              Print name

-------------------------
Print name

SIGNED for and on behalf of     )
PT TEXMACO JAYA                 )
In the presence of:             )



                                                         ----------------------
                                                         Signature

-------------------------                                ----------------------
Witness                                                              Print name

-------------------------
Print name